                                                                    EXHIBIT 99.1




Contact:       Joseph F. Pesce, CFO
               Concentra Managed Care, Inc.
               (617) 367-2163, Ext. 5101

              CONCENTRA MANAGED CARE REPORTS FIRST QUARTER RESULTS

         BOSTON, Mass. (April 28, 1999) - Concentra Managed Care, Inc. (Nasdaq/NM: CCMC) today announced revenues and earnings for the first quarter ended March 31, 1999. Revenues for the quarter increased 8% to $156,860,000 from $145,544,000 in the same period last year. Operating income for the quarter totaled $15,192,000 compared with $21,772,000 last year. Net income for the first quarter was $6,763,000 or $0.14 per diluted share versus net income of $10,447,000 or $0.22 per diluted share a year ago.

         The results described above for the first quarter of 1998 do not include a non-recurring charge of $12,600,000 ($9,600,000 after-tax or $0.20 per diluted share) for fees, expenses and restructuring charges primarily associated with the February 1998 acquisition of Preferred Payment Systems. Net income for the first quarter of 1998, inclusive of this charge, was $847,000 or $0.02 per diluted share.

         Commenting on the announcement, Daniel J. Thomas, President and Chief Executive Officer, noted that the Company's revenue growth in the first quarter reflected a planned decline in field case management revenues due to the Company's restructuring of this division during the fourth quarter of 1998 and its ongoing efforts to renegotiate certain unprofitable contracts, as well as its emphasis on early intervention services. With greater emphasis on such services, including Concentra's new web-based first notice of injury system and telephonic case management, the Company believes it can produce improved outcomes for its customers by efficiently and cost-effectively resolving more injury cases at an earlier stage, thus having a dramatic impact on replacement wage costs. Thomas noted increased revenues from specialized cost containment services partially offset the decline in field case management during the first quarter, resulting in a 2% net decrease in revenues from managed care services for the period. Revenues from Concentra's health services division increased 21% for the quarter and reflected strong same-market revenue growth of approximately 11%.

         The Company's lower earnings for the first quarter, which matched management's expectations for the period, reflected lower gross profit on revenue as well as higher general and administrative expenses. Concentra continued to increase its spending during the quarter on new technology initiatives that will promote more efficient operations and support the Company's ongoing efforts to integrate its information systems and capitalize on emerging growth opportunities such as its first notice of loss reporting program via the Internet.

         Separately, the Company announced that it filed preliminary proxy materials on a confidential basis with the Securities and Exchange Commission on March 31, 1999, in connection with the Company's proposed merger with Yankee Acquisition Corp., an affiliate of Welsh, Carson, Anderson & Stowe. Additionally, Concentra last week made a filing under the


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CCMC Reports First Quarter Results
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April 28, 1999


Hart-Scott-Rodino Antitrust Improvements Act to commence the required 30-day waiting period. At the present time, these matters are still subject to review by the relevant regulatory agencies, and the Company cannot predict with certainty whether the Hart-Scott-Rodino waiting period will expire without comment, when final proxy materials will be available for distribution, and precisely when the anticipated special meeting of stockholders will be held to consider the merger. The merger remains subject to approval by Concentra's stockholders, the expiration of the Hart-Scott-Rodino waiting period, and other customary conditions. Nevertheless, the Company believes the merger, subject to the successful completion of these conditions, will be consummated early in the third quarter.

         As announced in March 1999, Concentra has agreed to merge with Yankee Acquisition Corp. in a transaction valued at approximately $1.1 billion, including assumed indebtedness. Under the terms of the merger, each of Concentra's approximately 47.3 million outstanding shares of common stock will be converted into the right to receive $16.50 in cash. The transaction is structured to be accounted for as a recapitalization and Concentra will continue to operate as an independent company under its current name and management.

         Concentra Managed Care is the leading provider and comprehensive outsource solution for cost containment and fully integrated care management in the occupational, auto, and group healthcare markets. Concentra offers prospective and retrospective services to employers and insurers of all sizes, providing pre-employment testing, loss prevention services, first report of injury, injury care, specialist networks and specialized cost containment to the disability and automobile injury markets. At March 31, 1999, the Company had approximately 1,100 field case managers who provide medical management and return to work services in 49 states, the District of Columbia, and Canada. The Company also had 89 service locations that provide specialized cost containment services including utilization management, telephonic case management, and retrospective bill review. The Company operates the nation's largest network of occupational healthcare centers, managing the practices of approximately 300 physicians located in 169 centers in 50 markets in 25 states as of March 31, 1999.

         This press release contains certain forward-looking statements, which the Company is making in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that the Company's actual results may differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the potential adverse impact of governmental regulation on the Company's operations, consummation of transactions involving the acquisition of some or all of the Company's common stock and related financing transactions, and interruption in its data processing capabilities, operational financing and strategic risks related to the Company's growth strategy, possible fluctuations in quarterly and annual operations, and possible legal liability for adverse medical consequences, competitive pressures, adverse changes in market conditions for the Company's services, and dependence on key management personnel. Additional factors include those described in the Company's filings with the Securities and Exchange Commission.

         Any offering of securities in connection with the merger will be made only by means of a prospectus.


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CCMC Reports First Quarter Results
Page 3
April 28, 1999


                          CONCENTRA MANAGED CARE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                                   THREE MONTHS ENDED
                                                                        MARCH 31,
                                                             ------------------------------
                                                                 1999              1998
                                                             -------------    -------------
REVENUE:
Health services                                              $  72,071,000    $  59,325,000
Managed care services:
   Specialized cost containment                                 46,712,000       44,379,000
   Field case management                                        38,077,000       41,840,000
                                                             -------------    -------------
     Total managed care services                                84,789,000       86,219,000
                                                             -------------    -------------
       Total revenue                                           156,860,000      145,544,000

COST OF SERVICES:
Health services                                                 59,108,000       46,288,000
Managed care services                                           65,937,000       64,758,000
                                                             -------------    -------------
       Total cost of services                                  125,045,000      111,046,000
                                                             -------------    -------------
          Total gross profit                                    31,815,000       34,498,000

General and administrative expenses                             14,483,000       10,699,000
Amortization of intangibles                                      2,140,000        2,027,000
Non-recurring charge                                                  --         12,600,000
                                                             -------------    -------------
          Operating income                                      15,192,000        9,172,000

Interest expense                                                 4,677,000        3,882,000
Interest income                                                 (1,112,000)        (233,000)
Other, net                                                         164,000          109,000
                                                             -------------    -------------
     Income before income taxes                                 11,463,000        5,414,000
Provision for income taxes                                       4,700,000        4,567,000
                                                             -------------    -------------

Net income                                                   $   6,763,000    $     847,000
                                                             =============    =============

Basic earnings per share                                     $        0.14    $        0.02
                                                             =============    =============
Weighted average common shares outstanding                      47,251,000       44,939,000
                                                             =============    =============

Diluted earnings per share                                   $        0.14    $        0.02
                                                             =============    =============
Weighted average common shares and equivalents outstanding      47,882,000       47,769,000
                                                             =============    =============


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CCMC Reports First Quarter Results
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April 28, 1999



                          CONCENTRA MANAGED CARE, INC.
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)


                                                             MARCH 31,       DECEMBER 31,
                                                               1999              1998
                                                           -------------    -------------
                            ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                               $  97,269,000    $ 104,478,000
   Marketable securities                                       5,003,000        5,000,000
   Accounts receivable, net                                  138,116,000      128,522,000
   Prepaid expenses, tax assets and other current assets      31,687,000       29,706,000
                                                           -------------    -------------
     Total current assets                                    272,075,000      267,706,000

PROPERTY AND EQUIPMENT, NET                                   90,025,000       86,936,000

GOODWILL AND OTHER INTANGIBLE ASSETS, NET                    289,290,000      280,377,000

MARKETABLE SECURITIES                                         10,542,000       10,583,000

OTHER ASSETS                                                  11,410,000       11,561,000
                                                           -------------    -------------
                                                           $ 673,342,000    $ 657,163,000
                                                           =============    =============

             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Revolving credit facilities                             $        --      $        --
   Current portion of long-term debt                              55,000           55,000
   Accounts payable, accrued income tax and expenses          69,295,000       65,281,000
                                                           -------------    -------------
     Total current liabilities                                69,350,000       65,336,000

LONG-TERM DEBT                                               327,845,000      327,870,000

DEFERRED INCOME TAXES AND OTHER LIABILITIES                   27,800,000       24,082,000

STOCKHOLDERS' EQUITY:
   Common stock                                                  473,000          471,000
   Paid-in capital                                           272,420,000      270,654,000
   Unrealized gain on marketable securities                        1,000           60,000
   Retained deficit                                          (24,547,000)     (31,310,000)
                                                           -------------    -------------
     Total stockholders' equity                              248,347,000      239,875,000
                                                           -------------    -------------
                                                           $ 673,342,000    $ 657,163,000
                                                           =============    =============



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